                           PLAN OF REORGANIZATION AND
                               FINANCING AGREEMENT


         THIS AGREEMENT DATED JUNE 30, 1999 IS BY AND BETWEEN ELECTRIC & GAS TECHNOLOGY, INC. , A DULY QUALIFIED CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS WITH EXECUTIVE OFFICES LOCATED AT 13636 NEUTRON ROAD, 75244-4410 (HEREINAFTER REFERRED TO AS ("ELGT") AND 3-DX.COM A DULY QUALIFIED CORPORATION ORGANIZED UNDER THE LAWS OF NEVADA WITH CORPORATE OFFICES AT 318
N. CARSON STREET #209, CARSON CITY, NEVADA, 89701, HEREINAFTER REFERRED TO AS ("3-DX"). THE LICENSOR IS NIMS TEC LIMITED, AN EXEMPTED BERMUDA CORPORATION, CORPORATE REGISTRATION NUMBER 21568 WITH EXECUTIVE OFFICES LOCATED AT 48 CEDAR AVENUE -SUITE 120 HAMILTON HMJX BERMUDA (HEREINAFTER REFERRED TO AS ("NIMSTEC"). WHENEVER BOTH ELGT AND 3-DX ARE REFERRED TO IN THIS AGREEMENT THEY SHALL BE DESIGNAED AS PARTIES.

                                    RECITALS

         WHEREAS ELGT IS PRESENTLY A PUBLICLY TRADED CORPORATION LISTED ON THE NASDAQ NATIONAL MARKET SYSTEM UNDER THE SYMBOL "ELGT"

         WHEREAS 3-DX IS A PRIVATELY OWNED CORPORATION ENGAGED IN THE BUSINESS OF OWNING AND OPERATING A BUSINESS ENGAGED IN PHOTOGRAPHIC AND DIGITAL ORIGINATION OF ANIMATED AND 3-D IMAGES AND THE PHOTOGRAPHIC PRINTING AND SALE OF ANIMATED AND 3-D IMAGES AND SUPPORTED BY VALUABLE TECHNICAL INFORMATION AND EQUIPMENT.

         WHEREAS ELGT IS DESIROUS OF PURCHASING AN EQUITY INVESTMENT IN 3-DX AND SUPPLY CERTAIN FINANCING IN THE FORM OF A CONVERTIBLE DEBENTURE.

         WHEREAS 3-DX WILL BE A MINORITY OWNER OF AN ADDITIONAL 3-D FACILITY TO BE ESTABLISHED IN FLANDERS, BELGIUM WHICH WILL BE ENGAGED IN THE SAME BUSINESS AND WHICH PRESENTLY HAS A FINANCIAL COMMITMENT BY THE GOVERNMENT OF BELGIUM TO SUPPLY APPROXIMATELY $40 MILLION OF FINANCING.

PLAN OF REORGANIZATION
JUNE 30, 1999
PAGE 2.

                                   WITNESSETH

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

1. 3-DX IS A NEW U.S. CORPORATION WITH AUTHORIZED CAPITAL OF ONE HUNDRED MILLION SHARES (100,000,000) SHARES OF $.01 PAR VALUE CLASS "A" SHARES AND 10,000,.000 SHARES OF $.01 PAR VALUE CLASS "B" SHARES. SUCH CLASS "B" SHARES SHALL HAVE VOTING AND DIVIDEND RIGHTS OF 51% OF 3DX.COM AND THE CLASS "A" STOCK SHALL HAVE VOTING AND DIVIDEND RIGHTS OF 49% OF 3-DX.

2. NIMSTEC HAS TRANSFERRED TO 3-DX.COM ALL OF THE EQUIPMENT, ASSETS AND LICENSE AGREEMENTS IN PERPETUITY. ALL OF SUCH ASSETS LISTED ON EXHIBIT "A" ATTACHED HERETO ARE SUBJECT TO THIS AGREEMENT AND WERE TRANSFERRED BY NIMSTEC IN CONSIDERATION FOR WHICH 3-DX HAS ISSUED TO NIMSTEC A TOTAL OF THIRTY MILLION (30,000,000) SHARES OF NEWLY ISSUED CLASS "A" 3-DX COMMON STOCK AND TEN MILLION (10,000,000) SHARES OF CLASS "B" COMMON STOCK.

3. 3-DX WILL SUPPLY TO NIMSTEC A 24-MONTH $2,000,000 CONVERTIBLE DEBENTURE BEARING 8% INTEREST FOR AN EXCLUSIVE LICENSE SHOWN AS EXHIBIT "I". THE CONVERSION PRICE WILL BE $2.00 PER SHARE OF 3-DX CLASS "A" COMMON AT THE OPTION OF NIMSTEC. THE ANNUAL INTEREST WILL BE PAID MONTHLY AT $13,332.00.

4. UPON RECEIPT BY ELGT OF AUDITED FINANCIAL STATEMENTS OF 3-DX WHICH WOULD COMPLY WITH UNITED STATES SEC REQUIREMENTS AND CONFIRMED AND WARRANTED BY THE 3-DX.COM DIRECTORS AND ATTACHED HERETO AS EXHIBIT "B". ELGT WILL FOLLOWING CLOSING AND MUTUALLY APPROVED PRESS RELEASE PURCHASE AN EQUITY INVESTMENT IN THE AMOUNT OF $500,000.00 FROM 3-DX IN EXCHANGE FOR WHICH ELGTWILL RECEIVE 4,500,000 SHARES OF CLASS "A" COMMON STOCK AND 2,500,000 TWELVE (12) MONTHS CALLABLE WARRANTS EXERCISABLE AT $4.00 PER CLASS "A" COMMON SHARE FROM 3-DX ON A ONE WARRANT TO ONE SHARE BASIS FROM 3-DX.

PLAN OF REORGANIZATION
JUNE 30, 1999
PAGE 3.


SIMULTANEOUSLY WITH THE RECEIPT BY ELGT OF 4.5 MILLION OF 3-DX CLASS "A" COMMON STOCK (3 MILLION, 1 MILLION AND 500,000 SHARE CERTIFICATES) AND 2 MILLION WARRANTS. ELGT WILL DEPOSIT WITH 3-DX ITS CORPORATE CHECK TO BE DEPOSITED BY 3-DX ON OR BEFORE SEVEN (7) BUSINESS DAYS AND IMMEDIATELY HAVE THE RIGHT TO RELEASE A MUTUALLY APPROVED PRESS RELEASE.

5. 3-DX SHALL THEREAFTER DELIVER ALL REQUIRED INFORMATION AND DISCLOSURE IN ADDITION TO THE CERTIFIED FINANCIAL STATEMENTS REFERRED TO ABOVE SO THAT ELGT WILL CAUSE ITS SECURITIES ATTORNEY, JULIAN JENSEN TO FILE A FORM 10-SB REGISTRATION STATEMENT UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 AND A REGISTRATION ON FORM SB-2 UNDER THE SECURITIES ACT OF 1933 TO REGISTER A "SPIN OFF" DISTRIBUTION TO ELGT'S SHAREHOLDERS OF AT LEAST 3,000,000 SHARES OF 3-DX CLASS "A" COMMON STOCK AND 2,000,000 WARRANTS AT $4.00 PER CLASS "A" COMMON SHARE (CALLABLE UPON 30 DAYS NOTICE) AT $.05 PER WARRANT UNLESS EXCERCISED UPON NOTICE.

6. UPON THE RECEIPT BY ELGT OF THE CERTIFIED AUDIT AS SHALL BE REQUIRED BY THE SEC, ELGT WILL THEREAFTER SUPPLY TO 3-DX.COM AN ADDITIONAL $500,000.00 IN THE FORM OF A 24 MONTH CONVERTIBLE DEBENTURE BEARING 8% INTEREST AND THE CONVERSION WILL BE AT $2.00 PER CLASS "A" COMMON SHARE OF 3-DX CLASS "A" COMMON STOCK AT THE OPTION OF ELGT AND ANNUAL INTEREST PAYABLE MONTHLY AT $3,333.00 AND SECONDARILY SECURED BY THE SAME COLLATERAL USED FOR THE PROMISSORY NOTE ISSUED TO NIMSTEC.

7. 3-DX WILL HAVE AUTHORIZED A RESERVE OF AN ADDITIONAL 6,000,000 SHARES OF 3-DX CLASS "A" COMMON STOCK WARRANTS OF WHICH ELGT WILL BE ISSUED 500,000 OF 24 MONTH WARRANTS ALL EXERCISABLE AT ONE DOLLAR ($1.00) PER SHARE. ANY EMPLOYEE STOCK OPTIONS SHALL FOLLOW SEC AND IRS GUIDELINES.

8. IT IS UNDERSTOOD THAT FROM THE FUTURE EXERCISE OF THE 3-DX REGISTERED WARRANTS OF AT LEAST 1,000,000 WARRANTS TO BRING IN $4,000,000. (LESS COSTS AND COMMISSION IF ANY) THE ELGT $500,000.00 CONVERTIBLE DEBENTURE WILL BE REPAID UNLESS ELGT HAS CONVERTED SUCH DEBENTURE INTO 3DX CLASS "A" STOCK COMMON

PLAN OF REORGANIZATION
JUNE 30, 1999
PAGE 4.

8.  (CON'T)

STOCK. THE NIMSTEC $2,000,000 CONVERTIBLE DEBENTURE WILL ALSO BE REPAID (IF DEBENTURE IS NOT CONVERTED) PARA PERSUE.

9. BASED ON ALL OF THE AGREED UPON ISSUANCE OF 3-DX STATED IN THIS AGREEMENT THERE WILL BE NO FURTHER DILUTION UNLESS MUTUALLY AGREED TO IN ADVANCE BY BOTH PARTIES HEREIN. THIS AGREEMENT IS WAIVED IF EITHER THE STOCK IS PUBLICLY TRADED OR ELGT HAS THE RIGHT TO MAINTAIN ITS POSITION BY THE PURCHASE OF STOCK AT THE PRICE PAID BY THIRD PARTIES PROVIDED SUCH SALE OF ANY STOCK SHALL BE NO LESS THAN 80% OF PUBLIC MARKET PRICE IF THE STOCK IS PUBLIC AND IN ACCORDANCE WITH ALL SEC RULES AND REGULATION. IN THE EVENT THERE SI A SECONDARY OFFERING OF 3-DX.COM CLASS "A" COMMON STOCK OR A REGISTRATION BY NIMSTEC OR ITS AFFILATES, THEN ELGT SHALL HAVE THE RIGHT TO "PIGGYBACK" SUCH REGISTRATION.

10. IT IS AGREED THAT A PORTION OF THE $1,000,000 FINANCING SUPPLIED BY ELGT SHALL BE USED BY 3-DX TO ACQUIRE A MINORITY OWNERSHIP OF THE CORPORATION TO BE ESTABLISHED IN FLANDERS BELGIUM SUCH THAT AN EQUAL MINORITY PERCENTAGE OF 3-DX WILL BE ACQUIRED BY THE BELGIUM CORPORATION.

11. REPRESENTATION AND WARRANTIES BY NIMSTEC, 3-DX AND ELGT.

    A. NIMSTEC, 3-DX.COM AND ELGT SHALL BE IN GOOD STANDING IN THEIR RESPECTIVE PLACE OF CORPORATE OPERATIONS.

    B. THE FINANCIAL STATEMENTS SUPPLIED BY 3DX AND ELGT TO THE BEST KNOWLEDGE AND BELIEF OF RESPECTIVE MANAGEMENT ACCURATELY AND FULLY REFLECT THE FINANCIAL CONDITION OF 3-DX WHICH APPEARS AS EXHIBIT "B" SUPPLIED BY JONES AND JENSEN (OR OTHER QUALIFIED C.P.A.) AND EXHIBIT "C" THE ANNUAL REPORT SUPPLIED BY ELGT.

    C. THERE EXISTS NO MATERIAL LITIGATION OR CLAIMS AGAINST 3-DX AND NIMSTEC OR ELGT AND ALL ARE CURRENT ON ALL GOVERNMENT FILINGS, TAXES, LICENSES EXCEPT (EXCEPT AS REPORTED IN ELGT'S ANNUAL REPORT SUPPLIED AS EXHIBIT "C".

PLAN OF REORGANIZATION
JUNE 30, 1999
PAGE 5.

    D. ALL SECURITIES ISSUED HEREIN SHALL BE ISSUED IN COMPLIANCE WITH ALL U.S. SECURITIES LAWS OR EXEMPTION THEREFROM INCLUDING REQUIRED RESTRICTIVE LEGENDS ALL AND APPLICABLE SEC REQUIREMENTS.

12. ATTACHED HERETO ARE THE FOLLOWING ADDITIONAL EXHIBITS RELIED UPON BY ELGT AND SUPPLIED BY 3-DX AGREEMENTS TO DEVELOP 3-DX FILM AND OR SUPPLY 3D CAMERAS AS EXHIBIT "D".

    A. AGREEMENTS RELATING TO WOLF CAMERA, RITZ CAMERA AND ECKERDS REGARDING 3-DX AGREEMENTS TO DEVELOP 3DX FILM AND OR SUPPLY 3D CAMERAS AS EXHIBIT "E".

    B. A TRANSLATION OF THE HIGHLIGHTS OF THE BELGIUM ERNEST AND YOUNG REPORT - EXHIBIT "F".

    C. A COPY OF THE HIGHLIGHTS OF THE FLANDERS BELGIUM FINANCING CONTRACT OF APPROXIMATELY $40 MILLION U.S. EXHIBIT "G".

    D. A CONFIDENTIAL COPY OF THE AGREEMENT BY AND BETWEEN 3DX AND TV ON THE WEB AND ANY OTHER SIGNIFICANT AGREEMENTS WITH THIRD PARTIES (EXHIBIT "H").

    E. LICENSE AGREEMENT BETWEEN NIMSTEC AND 3-DX FOR TRADE SECRETS AND TECHNOLOGY EXHIBIT "I", INCLUDING THE ABSOLUTE RIGHTS FOR 3-DX TO RECEIVE EXCLUSIVE NORTH AMERICA RIGHTS AND SUPPLY OF LENTICULAR PLASTIC WHICH MAY BE MANUFACTURED PURSUANT TO THE ESTABLISHMENT OF THE EUROPEAN 3-DX.

13. THIS AGREEMENT SHALL BE APPLIED AND CONSTRUED IN ACCORDANCE WITH AND UNDER THE JURISDICTION OF THE STATE OF TEXAS.

14. CLOSING: THE INITAL CLOSING DATE OF THE AGREEMENT SHALL BE ON OR BEFORE JULY 1, 1999 AND FINAL CLOSING REGARDING THE SEC FILING SHALL BE THE EFFECTIVE DATE AS OUTLINED HEREIN. ANY PRESS RELEASES MOST BE MUTUALLY APPROVED BY THE PARTIES HERETO.

PLAN OF REORGANIZATION
JUNE 30, 1999
PAGE 6.

15. NOTICES WHICH MAY OR CAN BE GIVEN UNDER THE TERMS OF THIS AGREEMENT SHALL BE AS FOLLOWS:

         TO    ELGT:
               13636 NEUTRON ROAD
               DALLAS, TEXAS 75244-4410
               FAX: 972 991 3265     ATTEN: S. MORT ZIMMER

         TO:   3-DX.COM
               318 N. CARSON STREET #208
               CARSON CITY, NV 89701

               PHONE: 770 497 0727                         FAX: 770 497 0724
               ATTEN: DR. JERRY NIMS

         EXECUTED THIS 30TH DAY OF JUNE, 1999.

ELECTRIC & GAS TECHNOLOGY, INC.

/s/ S. MORT ZIMMERMAN, COB
-------------------------------
S. MORT ZIMMERMAN, COB



3-DX

BY: /s/ DR. JERRY C. NIMS, COB
-------------------------------
    DR. JERRY C. NIMS, COB

                                  [LETTERHEAD]

                                    ADDENDUM

The Undersigned parties to the attached and incorporated Plan of Reorganization and Financing Agreement between Electric & Gas Technology, Inc.
(ELGT) and 3-Dx.com now know as i3Dx.com (i3Dx) mutually agree and represent that i3Dx and Nimstec Ltd. Earlier entered into an amendment to that certain Asset and License Purchase Agreement between them dated June 30, 1999.
The purpose and intent of the modification to the Asset and License
Purchase Agreement affective June 30, 1999 and dated September 24, 1999 was to eliminate from the agreement the requirement obligation for i3Dx to pay a license fee and to enter into a debenture evidencing the obligation to pay such license fee in the sum of $2,000,000. Accordingly, paragraph 3 of the attached and incorporated Plan of Reorganization and Financing Agreement is herewith deemed to be fully eliminated and should not be treated as a part or provision of the agreement between ELGT and i3Dx as of the date of such agreement on June 30, 1999. All other terms and provisions of the ELGT i3Dx Agreement remain in full force and affect.


                                                    /s/  Paul Peters
-------------------------------                     ----------------------------
S. Mort Zimmerman                                   Paul Peters
President ELGT                                      President i3Dx.com

Date:                                               Date:
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